Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Medtronic reports fourth quarter and full year fiscal 2026 results; delivers highest annual revenue growth in 10 years

Disciplined execution and portfolio strength position Medtronic for continued
momentum into fiscal year 2027

GALWAY, Ireland – June 3, 2026 – Medtronic plc (NYSE: MDT), a global leader in healthcare technology, today announced financial results for its fourth quarter (Q4) and fiscal year 2026 (FY26), which ended April 24, 2026.

Q4 Key Highlights
•Revenue of $9.8 billion, increased 9.9% as reported and 6.6% organic, 90 basis points ahead of Q4 implied guidance
•GAAP diluted EPS of $0.96; non-GAAP diluted EPS of $1.55, ahead of guidance
•Cardiac Ablation Solutions revenue increased 78% globally, including 124% U.S. growth, gaining an additional 8 points of U.S. share
•Cardiovascular grew 10.1%, led by mid-single-digit growth in Cardiac Rhythm Management driven by continued strength across Cardiac Pacing Therapies and

Defibrillation Solutions, including mid-teens growth in Micra™ and a strong OmniaSecure™ U.S. launch
•Medical Surgical reported strong performance, up 5.1%, led by Acute Care & Monitoring and Endoscopy, which were up low-double-digits and high-single-digits, respectively
•Filed submission to U.S. FDA for Hugo™ RAS for the general surgery and gynecologic indications, as well as LigaSure™ RAS vessel sealer; received FDA clearance for ProGrip™ Advanced
•Secured FDA Clearance for Spine, Cranial and ENT indications and CE Mark for Spine and Cranial indications for Stealth AXiS™ Surgical System
•Executed several tuck-in M&A and venture capital transactions to strengthen portfolios, accelerate growth, and expand into high-growth adjacencies: completed CathWorks acquisition in Coronary and Renal Denervation; announced intention to acquire both Scientia Vascular in Neurovascular and SPR Therapeutics in Neuromodulation (in May); entered into agreements with Merit Medical Systems to offer ViaVerte™ system in Neuromodulation; and an investment in Pulnovo Medical in Cardiovascular
•Dividend for Q1 FY27 increased to $0.72 per share, implying annual $2.88 per share; 49th consecutive year of dividend increases

FY26 Key Highlights
•FY26 revenue of $36.4 billion, adjusted revenue of $36.3 billion, increased 8.4% as reported and 5.8% organic
•FY26 GAAP diluted EPS of $3.73 increased 3.3%; non-GAAP diluted EPS of $5.53 increased 0.7%
•FY26 operating margin was flat year-over-year; FY26 non-GAAP operating margin decreased 130 basis points, or 150 basis points constant currency
•FY26 operating profit of $6.467 billion increased 8.6%; FY26 non-GAAP operating profit of $8.856 billion increased 2.4%, and decreased 0.6% constant currency

•FY26 cash from operations of $7.3 billion with free cash flow of $5.4 billion; closed FY26 with $9.2 billion cash and investments
•Company returned $4.2 billion to shareholders in FY26

“Our performance reflects the strongest annual top-line growth Medtronic has delivered in 10 years, powered by disciplined execution across our portfolio and continued operational rigor,” said Geoff Martha, Medtronic chairman and chief executive officer. “These results represent the compounding impact of deliberate choices we’ve made to strengthen our strategy, sharpen execution, and invest in the areas that will drive our future. We saw continued strength in some of our largest businesses like CRM, CST and Surgical, and we are building momentum in our highest growth opportunities, such as Affera, Symplicity, Hugo, Altaviva and Stealth AXiS. Together with the investments we’re making in our pipeline, Medtronic is well positioned to deliver sustained growth and long-term value.”

Q4 Financial Results
Medtronic reported Q4 worldwide revenue of $9.807 billion, an increase of 9.9% as reported and 6.6% on an organic basis. The Q4 FY26 organic revenue growth comparison excludes:
•Other revenue of $34 million in the current year versus $31 million in the prior year
•Revenue from the Dutch Obesity Clinic (NOK) divestiture with no revenue in the current year and $17 million in the prior year
•Foreign exchange benefit of $308 million on the remaining net sales

Q4 revenue included:
•Cardiovascular Portfolio revenue of $3.797 billion increased 13.8% as reported and 10.1% organic, with high-teens increase in Cardiac Rhythm & Heart Failure, low-single digit increase in Structural Heart & Aortic, and low-single digit increase in Coronary & Peripheral Vascular, all on an organic basis

•Neuroscience Portfolio revenue of $2.751 billion increased 5.0% reported and 3.0% organic, with low-single digit increase in Neuromodulation, Cranial & Spinal Technologies, and Specialty Therapies, all on an organic basis
•Medical Surgical Portfolio revenue of $2.388 billion increased 8.0% as reported and 5.1% organic, with low-single digit increase in Surgical & Endoscopy, and low-double-digit increase in Acute Care & Monitoring, all on an organic basis
•Diabetes business revenue of $837 million increased 15.0% as reported and 8.1% organic1

Q4 GAAP operating profit and operating margin were $1.873 billion and 19.1%, respectively, an increase of 30.4% and 300 bps, respectively. As detailed in the financial schedules included at the end of the release, Q4 non-GAAP operating profit and operating margin were $2.500 billion and 25.5%, respectively, an increase of 0.6% and a decrease of 230 basis points, respectively. The operating margin includes impacts of 160 basis points from the MiniMed Blackstone payment and 80 basis points from tariffs.

Q4 GAAP net income and diluted earnings per share (EPS) were $1.243 billion and $0.96, respectively, representing increases of 17.6% and 17.1%, respectively. As detailed in the financial schedules included at the end of this release, Q4 non-GAAP net income and non-GAAP diluted EPS were $1.998 billion and $1.55, respectively, representing decreases of 3.9% and 4.3%, respectively.

FY26 Financial Results
•Medtronic reported FY26 worldwide revenue of $36.364 billion and adjusted revenue of $36.325 billion, an increase of 8.4% as reported and 5.8% on an organic basis. The FY26 organic revenue growth comparison excludes:
◦Other revenue of $174 million in the current year and $48 million in the prior year
◦Revenue from the Dutch Obesity Clinic (NOK) divestiture of $5 million in the current year and $48 million in the prior year; and
◦Foreign exchange benefit of $819 million on the remaining net sales

FY26 GAAP operating profit and operating margin were $6.467 billion and 17.8%, respectively, an increase of 8.6% and flat year-over-year, respectively. As detailed in the financial schedules included at the end of the release, FY26 non-GAAP operating profit and operating margin were $8.856 billion and 24.4%, respectively, an increase of 2.4% and a decrease of 130 basis points, respectively. On a constant currency basis, FY26 non-GAAP operating profit and operating margin decreased 0.6% and 150 basis points, respectively. The operating margin includes impacts of 45 basis points from the MiniMed Blackstone payment and 50 basis points from tariffs.

FY26 GAAP net income and diluted EPS were $4.801 billion and $3.73, respectively, representing increases of 3.0% and 3.3%, respectively. As detailed in the financial schedules included at the end of this release, FY26 non-GAAP net income and non-GAAP diluted EPS were $7.120 billion and $5.53, respectively, representing increases of 0.6% and 0.7%, respectively. Included in FY26 non-GAAP diluted EPS was a $0.15 impact from foreign currency. FY26 non-GAAP diluted EPS on a constant currency basis decreased 2.0%.

FY26 cash from operations of $7.330 billion increased 4.1%. FY26 free cash flow of $5.426 billion increased 4.6%, representing free cash flow conversion from non-GAAP net earnings of 76%.

Dividend Increase
The company today announced that effective June 3, 2026, the Medtronic board of directors approved an increase in Medtronic’s cash dividend for the first quarter of fiscal year 2027, raising the quarterly amount to $0.72 per ordinary share. This would translate into an annual amount of $2.88 per ordinary share. Today's announcement marks the 49th consecutive year of an increase in the dividend payment. The dividend is payable on July 17, 2026, to shareholders of record at the close of business on June 26, 2026.

Guidance
The company is guiding to FY27 organic revenue growth of 6.75% to 7.25%. FY27 organic revenue growth guidance includes the impact of the 53rd week as well as revenue from the Diabetes business for the full fiscal year. Consistent with prior quarters, the organic revenue growth guidance excludes the impact of foreign currency exchange and Other revenue.

The company is guiding to FY27 diluted non-GAAP EPS in the range of $5.90 to $6.00, representing FY27 diluted non-GAAP EPS growth in the range of 6.7% to 8.5%. This guidance includes the benefit of the 53rd week, increased M&A, as well as impacts from tariffs, interest, tax expense, and assumes consolidation of the Diabetes business for the full 12 months of FY27. This guidance also includes an estimated neutral to 1% accretive impact from foreign currency exchange based on recent rates.

“We are pleased to have delivered results ahead of expectations on both revenue and EPS,” said Thierry Piéton, Medtronic chief financial officer. “As we look to FY27, we are entering the year with strong momentum, a resilient operating foundation, and a clear path to deliver durable growth. With a uniquely robust pipeline, our tuck-in M&A and investment strategy activated, and continued financial discipline, we are poised to build on our FY26 performance.”

Video Webcast Information
Medtronic will host a video webcast today, June 3, at 7:45 a.m. EST (6:45 a.m. CST) to provide information about its business for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Quarterly Earnings icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Past Events and Presentations link under the News & Events drop-down at investorrelations.medtronic.com.

Financial Schedules
The fourth quarter and full year financial schedules and non-GAAP reconciliations can be viewed by clicking on the Quarterly Earnings link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Galway, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across more than 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic (NYSE: MDT), visit www.Medtronic.com and follow on LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, changing global trade policies, material acquisition and divestiture transactions, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains guidance and financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Certain information in this press release also includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.
Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, revenue in the current and prior year reported as "Other”, as well as significant acquisitions, divestitures, or other significant discrete items. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

FINANCIAL COMPARISONS
References to quarterly or annual figures increasing, decreasing, or remaining flat are in comparison to fiscal year 2025, and references to sequential changes are in comparison to the prior fiscal quarter. Unless stated otherwise, quarterly and annual rates and ranges are given on an organic basis. References to organic revenue growth exclude the impact of foreign currency, fourth quarter and full year revenue in the current and prior year reported as "Other”, as well as significant acquisitions, divestitures, or other significant discrete items. Unless stated otherwise, all references to share gains or losses are as of the most recently completed calendar quarter, on a revenue basis, and in comparison, to the same period in the prior year.

TRANSACTION DETAILS
The separation of our Diabetes business is expected to occur through a series of capital markets transactions, which may include a spin-off, split-off, offering, or combination thereof. While an offering and split-off is the company's current preferred separation structure, a final decision has not been reached at this time.

-end-
Contacts:
Justin Paquette
Public Relations
+1-612-271-7935

Ingrid Goldberg
Investor Relations
+1-763-505-2696

________________________
1The Diabetes results presented here may not correspond to the same financial statement information presented by MiniMed Group, Inc. (MiniMed) due to MiniMed’s financials being prepared on a carve out basis through the date of the company’s initial public offering (IPO) and on a standalone basis post IPO.

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	FOURTH QUARTER							FISCAL YEAR
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY26	FY25	Growth	Currency Impact(5)	FY26(6)	FY25(6)	Growth	FY26	FY25	Growth	Currency Impact(5)	FY26(7)	FY25(7)	Growth
Cardiovascular	$3,797	$3,336	13.8%	$124	$3,673	$3,336	10.1%	$13,976	$12,481	12.0%	$337	$13,639	$12,481	9.3%
Cardiac Rhythm & Heart Failure	2,110	1,733	21.8	62	2,048	1,733	18.2	7,504	6,392	17.4	169	7,335	6,392	14.8
Structural Heart & Aortic	1,002	944	6.2	40	963	944	2.0	3,817	3,554	7.4	111	3,706	3,554	4.3
Coronary & Peripheral Vascular	685	659	4.0	22	663	659	0.6	2,656	2,535	4.8	57	2,598	2,535	2.5
Neuroscience	2,751	2,620	5.0	52	2,699	2,620	3.0	10,287	9,846	4.5	133	10,154	9,846	3.1
Cranial & Spinal Technologies	1,403	1,342	4.6	18	1,385	1,342	3.3	5,222	4,973	5.0	49	5,173	4,973	4.0
Specialty Therapies	806	759	6.2	21	785	759	3.4	2,997	2,940	1.9	49	2,948	2,940	0.3
Neuromodulation	542	520	4.3	13	528	520	1.7	2,068	1,932	7.0	36	2,033	1,932	5.2
Medical Surgical	2,388	2,212	8.0	81	2,306	2,195	5.1	8,815	8,407	4.9	210	8,601	8,359	2.9
Surgical & Endoscopy	1,820	1,709	6.5	69	1,750	1,692	3.5	6,764	6,498	4.1	176	6,585	6,450	2.1
Acute Care & Monitoring	568	503	12.9	12	556	503	10.5	2,051	1,909	7.4	34	2,017	1,909	5.6
Total Reportable Segments	8,936	8,168	9.4	258	8,678	8,151	6.5	33,079	30,734	7.6	680	32,394	30,686	5.6
Diabetes(2)	837	728	15.0	50	787	728	8.1	3,112	2,755	12.9	140	2,972	2,755	7.9
Other(3)	34	31	10.0	—	—	—	—	174	48	NM(4)	4	—	—	—
TOTAL	$9,807	$8,927	9.9%	$308	$9,466	$8,879	6.6%	$36,364	$33,537	8.4%	$824	$35,366	$33,441	5.8%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)The Diabetes results presented here may not correspond to the same financial statement information presented by MiniMed Group, Inc. (MiniMed). The Diabetes Business as reported by Medtronic is prepared on a different basis than standalone Medtronic due to MiniMed’s financials being prepared on a carve out basis through the date of the company’s initial public offering (IPO) and on a standalone basis post IPO.
(3)Includes the historical operations and ongoing transition agreements from businesses the Company has exited or divested, and for the year-to-date figures, adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(4)Not meaningful (NM)
(5)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(6)The three months ended April 24, 2026 excludes $342 million of revenue adjustments related to $34 million of inorganic revenue for the transition activity noted in (2) and $308 million of favorable currency impact on the remaining net sales. The three months ended April 25, 2025 excludes $48 million of revenue adjustments related to $31 million of inorganic revenue for the transition activity noted in (2) and $17 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.
(7)The twelve months ended April 24, 2026 excludes $998 million of revenue adjustments, including $39 million reduction in the Italian payback accruals due to changes in estimates further described in note (2), $135 million of inorganic revenue for the transition activity noted in (2), $5 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division, and $819 million of favorable currency impact on the remaining net sales. The twelve months ended April 25, 2025 excludes $96 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $137 million of inorganic revenue for the transition activity noted in (2), and $48 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.

MEDTRONIC PLC
U.S. REVENUE(1)(2)
(Unaudited)

	FOURTH QUARTER						FISCAL YEAR
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY26	FY25	Growth	FY26	FY25	Growth	FY26	FY25	Growth	FY26	FY25	Growth
Cardiovascular	$1,775	$1,563	13.6%	$1,775	$1,563	13.6%	$6,435	$5,804	10.9%	$6,435	$5,804	10.9%
Cardiac Rhythm & Heart Failure	1,105	875	26.3	1,105	875	26.3	3,812	3,184	19.7	3,812	3,184	19.7
Structural Heart & Aortic	387	404	(4.0)	387	404	(4.0)	1,515	1,532	(1.1)	1,515	1,532	(1.1)
Coronary & Peripheral Vascular	282	284	(0.6)	282	284	(0.6)	1,107	1,088	1.7	1,107	1,088	1.7
Neuroscience	1,812	1,782	1.7	1,812	1,782	1.7	6,875	6,713	2.4	6,875	6,713	2.4
Cranial & Spinal Technologies	1,031	999	3.2	1,031	999	3.2	3,864	3,723	3.8	3,864	3,723	3.8
Specialty Therapies	431	431	—	431	431	—	1,635	1,666	(1.9)	1,635	1,666	(1.9)
Neuromodulation	350	352	(0.6)	350	352	(0.6)	1,376	1,324	3.9	1,376	1,324	3.9
Medical Surgical	1,021	946	8.0	1,021	946	8.0	3,778	3,664	3.1	3,778	3,664	3.1
Surgical & Endoscopy	694	668	3.9	694	668	3.9	2,614	2,595	0.7	2,614	2,595	0.7
Acute Care & Monitoring	328	278	17.9	328	278	17.9	1,164	1,068	9.0	1,164	1,068	9.0
Total Reportable Segments	4,609	4,291	7.4	4,609	4,291	7.4	17,088	16,181	5.6	17,088	16,181	5.6
Diabetes(3)	239	240	(0.2)	239	240	(0.2)	934	923	1.2	934	923	1.2
Other(4)	21	17	27.6	—	—	—	81	68	19.4	—	—	—
TOTAL	$4,869	$4,547	7.1%	$4,848	$4,530	7.0%	$18,103	$17,171	5.4%	$18,022	$17,104	5.4%

(1)U.S. includes the United States and U.S. territories.
(2)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(3)The Diabetes results presented here may not correspond to the same financial statement information presented by MiniMed Group, Inc. (MiniMed). The Diabetes Business as reported by Medtronic is prepared on a different basis than standalone Medtronic due to MiniMed’s financials being prepared on a carve out basis through the date of the company’s initial public offering (IPO) and on a standalone basis post IPO.
(4)Includes the historical operations and ongoing transition agreements from businesses the Company has exited or divested.

MEDTRONIC PLC
INTERNATIONAL REVENUE(1)
(Unaudited)

	FOURTH QUARTER							FISCAL YEAR
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY26	FY25	Growth	Currency Impact(5)	FY26(6)	FY25(6)	Growth	FY26	FY25	Growth	Currency Impact(5)	FY26(7)	FY25(7)	Growth
Cardiovascular	$2,023	$1,773	14.1%	$124	$1,898	$1,773	7.1%	$7,541	$6,677	12.9%	$337	$7,204	$6,677	7.9%
Cardiac Rhythm & Heart Failure	1,005	858	17.1	62	943	858	9.9	3,691	3,208	15.1	169	3,522	3,208	9.8
Structural Heart & Aortic	615	541	13.8	40	575	541	6.4	2,301	2,022	13.8	111	2,190	2,022	8.3
Coronary & Peripheral Vascular	403	375	7.5	22	380	375	1.6	1,549	1,447	7.0	57	1,491	1,447	3.1
Neuroscience	938	838	12.0	52	886	838	5.8	3,412	3,133	8.9	133	3,279	3,133	4.7
Cranial & Spinal Technologies	372	343	8.6	18	354	343	3.3	1,358	1,250	8.6	49	1,309	1,250	4.7
Specialty Therapies	374	328	14.3	21	354	328	8.0	1,362	1,274	6.9	49	1,313	1,274	3.1
Neuromodulation	191	167	14.5	13	178	167	6.5	692	608	13.8	36	656	608	7.9
Medical Surgical	1,366	1,266	7.9	81	1,285	1,249	2.9	5,037	4,744	6.2	210	4,823	4,695	2.7
Surgical & Endoscopy	1,126	1,041	8.2	69	1,057	1,024	3.2	4,151	3,903	6.3	176	3,971	3,855	3.0
Acute Care & Monitoring	240	225	6.8	12	228	225	1.4	887	841	5.5	34	853	841	1.4
Total Reportable Segments	4,327	3,877	11.6	258	4,069	3,860	5.4	15,991	14,553	9.9	680	15,306	14,505	5.5
Diabetes(2)	598	489	22.4	50	548	489	12.2	2,178	1,832	18.9	140	2,038	1,832	11.2
Other(3)	13	14	(10.4)	—	—	—	—	93	(20)	NM(4)	4	—	—	—
TOTAL	$4,938	$4,380	12.8%	$308	$4,618	$4,348	6.2%	$18,261	$16,365	11.6%	$824	$17,344	$16,337	6.2%

(1)The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum. Percentages have been calculated using actual, non-rounded figures and, therefore, may not recalculate precisely.
(2)The Diabetes results presented here may not correspond to the same financial statement information presented by MiniMed Group, Inc. (MiniMed). The Diabetes Business as reported by Medtronic is prepared on a different basis than standalone Medtronic due to MiniMed’s financials being prepared on a carve out basis through the date of the company’s initial public offering (IPO) and on a standalone basis post IPO.
(3)Includes the historical operations and ongoing transition agreements from businesses the Company has exited and divested and for the year-to-date figures, adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(4)Not meaningful (NM)
(5)The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(6)The three months ended April 24, 2026 excludes $321 million of revenue adjustments, including $13 million of inorganic revenue for the transition activity noted in (2) and $308 million of favorable currency impact on the remaining net sales. The three months ended April 25, 2025 excludes $31 million of revenue adjustments related to $14 million of inorganic revenue for the transition activity noted in (2) and $17 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.
(7)The twelve months ended April 24, 2026 excludes $917 million of revenue adjustments, including $39 million reduction in the Italian payback accruals due to changes in estimates further described in note (2), $54 million of inorganic revenue for the transition activity noted in (2), $5 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division, and $819 million of favorable currency impact on the remaining net sales. The twelve months ended April 25, 2025 excludes $28 million of revenue adjustments related to $90 million of incremental Italian payback accruals further described in note (2), $70 million of inorganic revenue for the transition activity noted in (2), and $48 million of inorganic revenue related to a sale of business in the Surgical and Endoscopy division.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Fiscal year ended
(in millions, except per share data)	April 24, 2026	April 25, 2025	April 24, 2026	April 25, 2025
Net sales	$9,807	$8,927	$36,364	$33,537
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	3,398	3,147	12,721	11,632
Research and development expense	671	684	2,873	2,732
Selling, general, and administrative expense	3,056	2,721	11,784	10,849
Amortization of intangible assets	409	564	1,772	1,807
Restructuring charges, net	118	147	249	267
Certain litigation charges, net	23	214	113	317
Other operating expense (income), net	260	15	386	(23)
Operating profit	1,873	1,436	6,467	5,955
Other non-operating expense (income), net	(138)	1	(384)	(402)
Interest expense, net	176	174	715	729
Income before income taxes	1,834	1,261	6,136	5,628
Income tax provision	575	199	1,299	936
Net income	1,259	1,061	4,837	4,691
Net income attributable to noncontrolling interests	(16)	(5)	(37)	(29)
Net income attributable to Medtronic	$1,243	$1,057	$4,801	$4,662
Basic earnings per share	$0.97	$0.82	$3.75	$3.63
Diluted earnings per share	$0.96	$0.82	$3.73	$3.61
Basic weighted average shares outstanding	1,281.5	1,282.3	1,281.8	1,285.6
Diluted weighted average shares outstanding	1,288.2	1,287.7	1,288.1	1,289.9
The data in the schedule above has been intentionally rounded to the nearest million, and therefore, the quarterly amounts may not sum to the fiscal year-to-date amounts.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended April 24, 2026
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$9,807	$3,398	65.4%	$1,873	19.1%	$1,834	$1,243	$0.96	31.3%
Non-GAAP adjustments:
Amortization of intangible assets	—	—	—	409	4.2	409	334	0.26	18.3
Restructuring and associated costs(2)	—	—	—	118	1.2	118	88	0.07	26.0
Acquisition and divestiture-related items(3)	—	(5)	0.1	77	0.8	77	64	0.05	17.7
Certain litigation charges, net	—	—	—	23	0.2	23	17	0.01	27.3
(Gain)/loss on minority investments(4)	—	—	—	—	—	(15)	(7)	(0.01)	50.0
Certain tax adjustments, net(5)	—	—	—	—	—	—	259	0.20	—
Non-GAAP	$9,807	$3,392	65.4%	$2,500	25.5%	$2,447	$1,998	$1.55	17.7%
Currency impact	(308)	(28)	(0.8)	(91)	(0.1)			(0.05)
Currency Adjusted	$9,499	$3,364	64.6%	$2,409	25.4%			$1.50

	Three months ended April 25, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$8,927	$3,147	64.7%	$1,436	16.1%	$1,261	$1,057	$0.82	15.8%
Non-GAAP adjustments:
Amortization of intangible assets(6)	—	—	—	564	6.3	564	455	0.35	19.3
Restructuring and associated costs(2)	—	(2)	—	149	1.7	149	114	0.09	23.5
Acquisition and divestiture-related items(3)	—	(21)	0.2	109	1.2	109	97	0.08	11.0
Certain litigation charges, net	—	—	—	214	2.4	214	163	0.13	23.4
(Gain)/loss on minority investments(4)	—	—	—	—	—	172	170	0.13	0.6
Medical device regulations(7)	—	(10)	0.1	14	0.2	14	12	0.01	21.4
Certain tax adjustments, net	—	—	—	—	—	—	13	0.01	—
Non-GAAP	$8,927	$3,113	65.1%	$2,486	27.8%	$2,483	$2,080	$1.62	16.0%
See description of non-GAAP financial measures contained in the press release dated June 3, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The charges primarily relate to employee termination benefits, facility related and contract termination costs, and asset write offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and exit of business-related charges. Exit of business-related charges primarily relate to the impending separation of the Diabetes Business, and for the three months ended April 24, 2026, costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The net charges primarily relates to the impact of an intercompany sale of intellectual property, the net tax charge as a result of the separation of the Diabetes Business, and amortization of previously established deferred tax assets arising from intercompany intellectual property transactions.
(6)The Company recognized $151 million of accelerated amortization on certain intangible assets within the Cardiovascular Portfolio.
(7)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal year ended April 24, 2026
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$36,364	$12,721	65.0%	$6,467	17.8%	$6,136	$4,801	$3.73	21.2%
Non-GAAP adjustments:
Amortization of intangible assets(2)	—	—	—	1,772	4.9	1,772	1,444	1.12	18.6
Restructuring and associated costs(3)	—	(106)	0.3	370	1.0	370	290	0.23	21.6
Acquisition and divestiture-related items(4)	—	(27)	—	173	0.5	173	137	0.11	21.4
Certain litigation charges, net	—	—	—	113	0.3	113	89	0.07	20.4
(Gain)/loss on minority investments(5)	—	—	—	—	—	131	130	0.10	—
Other(6)	(39)	—	—	(39)	(0.1)	(39)	(30)	(0.02)	20.5
Certain tax adjustments, net(7)	—	—	—	—	—	—	260	0.20	—
Non-GAAP	$36,325	$12,589	65.3%	$8,856	24.4%	$8,656	$7,120	$5.53	17.3%
Currency impact	(821)	(76)	(0.6)	(262)	(0.2)			(0.15)
Currency Adjusted	$35,504	$12,512	64.8%	$8,594	24.2%			$5.38

	Fiscal year ended April 25, 2025
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$33,537	$11,632	65.3%	$5,955	17.8%	$5,628	$4,662	$3.61	16.6%
Non-GAAP adjustments:
Amortization of intangible assets(2)	—	—	—	1,807	5.3	1,807	1,471	1.14	18.5
Restructuring and associated costs(3)	—	(26)	0.1	303	0.9	303	238	0.18	21.5
Acquisition and divestiture-related items(4)	—	(38)	0.1	124	0.4	124	101	0.08	18.5
Certain litigation charges, net	—	—	—	317	0.9	317	249	0.19	21.5
(Gain)/loss on minority investments(5)	—	—	—	—	—	213	185	0.14	12.2
Medical device regulations(8)	—	(38)	0.1	52	0.2	52	42	0.03	19.2
Other(6)	90	—	0.2	90	0.3	90	70	0.05	22.2
Certain tax adjustments, net(7)	—	—	—	—	—	—	62	0.05	—
Non-GAAP	$33,627	$11,530	65.7%	$8,648	25.7%	$8,533	$7,079	$5.49	16.7%
See description of non-GAAP financial measures contained in the press release dated June 3, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)The Company recognized $121 million and $151 million of accelerated amortization on certain intangible assets within the Cardiovascular Portfolio for the fiscal year ended April 24, 2026 and April 25, 2025, respectively.
(3)The charges primarily relate to employee termination benefits, facility related and contract termination costs, and asset write offs.
(4)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and gains related to certain business or asset sales. Exit of business-related charges primarily relate to the impending separation of the Diabetes Business and costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(6)Reflects adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.
(7)The net charges for the fiscal year ended April 24, 2026 primarily relates to the impact of an intercompany sale of intellectual property, the net tax charge as a result of the separation of the Diabetes Business, and amortization of previously established deferred tax assets arising from intercompany intellectual property transactions, which were partially offset by a tax benefit recognized due to a change in estimate of accrued interest on uncertain tax positions. The charges for the fiscal year ended April 25, 2025 primarily includes amortization of previously established deferred tax assets from intercompany intellectual property transactions.
(8)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended April 24, 2026
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating Expense (Income), net	Other Operating Exp./(Inc.), net as a % of Net Sales	Other Non-Operating Expense (Income), net
GAAP	$9,807	$3,056	31.2%	$671	6.8%	$260	2.7%	$(138)
Non-GAAP adjustments:
Acquisition and divestiture-related items(2)	—	(67)	(0.7)	(1)	—	(3)	—	—
(Gain)/loss on minority investments(3)	—	—	—	—	—	—	—	15
Non-GAAP	$9,807	$2,989	30.5%	$670	6.8%	$257	2.6%	$(123)

	Fiscal year ended April 24, 2026
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating Expense (Income), net	Other Operating Exp./(Inc.), net as a % of Net Sales	Other Non-Operating Expense (Income), net
GAAP	$36,364	$11,784	32.4%	$2,873	7.9%	$386	1.1%	$(384)
Non-GAAP adjustments:
Restructuring and associated costs(4)	—	(15)	—	—	—	—	—	—
Acquisition and divestiture-related items(2)	—	(164)	(0.5)	(1)	—	18	—	—
Other(5)	(39)	—	—	—	—	—	—	—
(Gain)/loss on minority investments(3)	—	—	—	—	—	—	—	(131)
Non-GAAP	$36,325	$11,605	31.9%	$2,872	7.9%	$404	1.1%	$(515)
See description of non-GAAP financial measures contained in the press release dated June 3, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)The charges primarily include business combination costs, changes in fair value of contingent consideration, exit of business-related charges, and for the fiscal year ended April 24, 2026, gains related to certain business or asset sales. Exit of business-related charges primarily relate to the impending separation of the Diabetes Business and costs associated with the Company's June 2021 decision to stop the distribution and sale of the Medtronic HVAD System.
(3)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(4)The charges primarily relate to employee termination benefits, facility related and contract termination costs, and asset write offs.
(5)Reflects adjustments to the Company's Italian payback accruals resulting from the two July 22, 2024 rulings by the Constitutional Court and the Legislative Decree published by the Italian government on June 30, 2025 for certain prior years since 2015.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Fiscal Year
(in millions)	2026	2025	2024
Net cash provided by operating activities	$7,330	$7,044	$6,787
Additions to property, plant, and equipment	(1,904)	(1,859)	(1,587)
Free Cash Flow(2)	$5,426	$5,185	$5,200
See description of non-GAAP financial measures contained in the press release dated June 3, 2026.
(1)The data in this schedule has been intentionally rounded to the nearest million, and therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fiscal Year
(in millions)	2026	2025	2024
Operating Activities:
Net income	$4,837	$4,691	$3,705
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,958	2,861	2,647
Provision for credit losses	136	123	90
Deferred income taxes	51	(316)	(508)
Stock-based compensation	457	429	393
Asset impairments and related inventory write-downs	—	—	371
Other, net	314	310	573
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(200)	(433)	(391)
Inventories	(404)	(292)	(139)
Accounts payable and accrued liabilities	46	209	391
Other operating assets and liabilities	(865)	(538)	(345)
Net cash provided by operating activities	7,330	7,044	6,787
Investing Activities:
Acquisitions, net of cash acquired	(406)	(98)	(211)
Additions to property, plant, and equipment	(1,904)	(1,859)	(1,587)
Purchases of investments	(8,725)	(8,226)	(7,748)
Sales and maturities of investments	8,105	8,495	7,441
Other investing activities, net	(4)	(249)	(261)
Net cash used in investing activities	(2,934)	(1,937)	(2,366)
Financing Activities:
Change in current debt obligations, net	9	(1,070)	1,073
Issuance of long-term debt	1,747	3,209	—
Payments on long-term debt	(2,930)	—	—
Dividends to shareholders	(3,639)	(3,589)	(3,666)
Issuance of ordinary shares	516	508	284
Repurchase of ordinary shares	(1,035)	(3,235)	(2,138)
Proceeds from MiniMed initial public offering	538	—	—
Other financing activities, net	44	(184)	(3)
Net cash used in financing activities	(4,751)	(4,361)	(4,450)
Effect of exchange rate changes on cash and cash equivalents	85	188	(230)
Net change in cash and cash equivalents	(269)	934	(259)
Cash and cash equivalents at beginning of period	2,218	1,284	1,543
Cash and cash equivalents at end of period	$1,949	$2,218	$1,284
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,942	$1,819	$1,622
Interest	774	762	826

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.